Exhibit 10.4

Execution Version

GUARANTY AND SECURITY AGREEMENT

Dated as of July 13, 2018

AMKOR TECHNOLOGY INC.,

and

CERTAIN OTHER ENTITIES PARTY HERETO FROM TIME TO TIME,

as Guarantors

BANK OF AMERICA, N.A.,

as Agent

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT (this “Agreement”) is dated as of July 13, 2018, among AMKOR TECHNOLOGY, INC., a Delaware corporation (“Parent”), and other entities now or hereafter joined hereto as guarantors (together with Parent, each a “Guarantor” and collectively, the “Guarantors”), and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Lenders under the below referenced Loan Agreement (in such capacity, “Agent”).

R E C I T A L S:

Amkor Technology Singapore Holding Pte, Ltd., a company incorporated under the laws of Singapore (“Amkor Singapore”) and other entities now or hereafter joined thereto as borrowers (together with Amkor Singapore, each a “Borrower” and collectively, the “Borrowers”), the financial institutions party thereto from time to time as lenders (each, a “Lender” and collectively, the “Lenders”), and Agent have entered into that certain Loan and Security Agreement dated as of even date herewith (as amended, restated, amended and restated, extended or otherwise modified from time to time, the “Loan Agreement”).

As set forth in the Loan Agreement, Agent and Lenders have agreed to provide certain loans and financial accommodations to Borrowers.

It is a condition precedent to Agent’s and each Lender’s obligation to provide such loans and financial accommodations to the Borrowers under the Loan Agreement that the Guarantors shall have executed and delivered this Agreement to Agent, for the benefit of the Secured Parties.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.    DEFINITIONS; RULES OF CONSTRUCTION

1.1    Definitions; Uniform Commercial Code. All defined terms used but not defined herein shall have the meaning set forth in the Loan Agreement. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC (including, without limitation, “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “Farm Products,” “Fixtures,” “General Intangibles,” “Inventory,” “Investment Property,” “Instrument,” “Letters of Credit, Letter-of-Credit-Right,” “Promissory Note,” “Proceeds,” “Securities Account” and “Supporting Obligation”) shall be construed and defined as set forth in the UCC unless otherwise defined herein or in the Loan Agreement.

1.2    Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation hereof. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means time of day in Singapore; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person (acting reasonably) exercised at any time. All determinations made from time to time hereunder shall be made in light of the circumstances existing at such time. Guarantors shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision hereof shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Guarantor’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

SECTION 2.    GUARANTY

2.1    Guaranty. In recognition of the direct and indirect benefits to be received by Guarantors from the proceeds of the Revolver Loans, the issuance of the Letters of Credit, the extension of Bank Products, and by virtue of any other financial accommodations to be made to Borrowers, each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance, and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations (other than Excluded Swap Obligations), whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) of the Borrowers to the Secured Parties, arising under Secured Bank Product Obligations, under the Loan Agreement or any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof that are reimbursable hereunder or pursuant to Section 3.4 of the Loan Agreement) (the “Guarantied Obligations”). Agent’s books and records showing the amount of the Guarantied Obligations shall be admissible in evidence in any action or proceeding, and shall be, absent manifest error, binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guarantied Obligations. This guarantee provided hereunder shall not be affected by the genuineness, validity, regularity or enforceability of the Guarantied Obligations or any instrument or agreement evidencing any Guarantied Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guarantied Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Agreement (other than a defense of Full Payment of Obligations, a defense that a Guarantor has been expressly released from its obligations under the Loan Documents in accordance with the terms hereof or thereof or a waiver, forgiveness or consent in writing by Agent that reduces the amount of any of the Guaranteed Obligations owing by such

Guarantor), and, subject to the foregoing and to extent permitted by Applicable Law, each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

2.2    No Discharge or Diminishment of Guaranty. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of the guarantee hereunder: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of the Guarantied Obligations in accordance with the terms of the Loan Documents; (c) apply such security and direct the order or manner of sale thereof as the Agent, the Issuing Bank and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guarantied Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Guarantor under this Agreement or which, but for this provision, might operate as a discharge of Guarantor.

2.3    Certain Waivers. To the extent permitted by Applicable Law, each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrowers or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrowers; (b) any defense based on any claim that any Guarantor obligations exceed or are more burdensome than those of the Borrowers; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrowers, proceed against or exhaust any security for the Guarantied Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. To the extent permitted by Applicable Law, each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.

2.4    Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guarantied Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Agreement whether or not any Borrower or any other person or entity is joined as a party.

2.5    Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under the guaranty set forth hereunder until the Full Payment of the Obligations. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

2.6    Reinstatement. The guaranty set forth hereunder is a continuing and irrevocable guaranty of all Guarantied Obligations now or hereafter existing and shall remain in full force and effect until the Full Payment of the Obligations. Notwithstanding the foregoing, the guaranty set forth herein shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrowers or Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Guarantied Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released the guaranty set forth herein and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Agreement.

2.7    Reserved.

2.8    Stay of Acceleration. If acceleration of the time for payment of any of the Guarantied Obligations is stayed, in connection with any Insolvency Proceeding, or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by the Secured Parties.

2.9    Condition of Borrowers. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers such information concerning the financial condition, business and operations of the Borrowers as Guarantor requires, and that none of the Secured Parties has any duty, and no Guarantor is relying on the Secured Parties at any time, to disclose to any Guarantor any information relating to the business, operations or financial condition of the Borrowers or any other guarantor.

2.10    Keepwell. Each Guarantor that is a Qualified ECP hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP shall only be liable under this Section 2.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.10, or otherwise under this Agreement, voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Guarantor that is a Qualified ECP under this Section shall remain in full force and effect until termination of the obligations of such Guarantor hereunder, upon Full Payment of the Guarantied Obligations or termination otherwise in accordance with Section 7.6. Each Guarantor that is a Qualified ECP intends that this Section 2.10 constitute, and this Section 2.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

2.11    Limitation of Guaranty. Notwithstanding anything to the contrary herein or otherwise, the Guarantors and Agent hereby irrevocably agree that the Guarantied Obligations of each Guarantor in respect of the guarantee set forth in this Agreement at any time shall be limited to the maximum amount as will result in the Guarantied Obligations of such Guarantor not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in this Section 2 and its related contribution rights but before taking into account any liabilities under any other guarantee by a Guarantor.

2.12    Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Guarantors or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

SECTION 3.    FEES

Guarantors shall, without duplication, reimburse Agent for all Extraordinary Expenses incurred by it in connection with this Agreement, including, without limitation, in connection with Agent’s exercise of its rights and remedies hereunder, in each case, subject to and in accordance with the terms of Section 3.4 of the Loan Agreement, which terms are incorporated herein by this reference as if fully set forth herein. All amounts payable by Guarantors under this Section shall be due on demand.

SECTION 4.    COLLATERAL

4.1    Grant of Security Interest. To secure the prompt payment and performance of its Guaranteed Obligations, each Guarantor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all personal Property (excluding Excluded Property) of such Guarantor, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)    all Accounts;

(b)    all Chattel Paper, including electronic chattel paper;

(c)    all Commercial Tort Claims, including those shown on Schedule 7.4.1 of the Loan Agreement;

(d)    all Deposit Accounts, excluding any Excluded Accounts;

(e)    all Documents;

(f)    all General Intangibles, including Intellectual Property, excluding intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act and any other Intellectual Property in any jurisdiction where such pledge or security interest would cause the invalidation or abandonment of such Intellectual Property;

(g)    all Goods, including Inventory, Equipment and fixtures;

(h)    all Instruments, excluding any notes or other instruments payable to such Guarantor from any Foreign Subsidiary;

(i)    all Investment Property, excluding (i) Equity Interests of Foreign Subsidiaries, (ii) Equity Interests of the Excluded Domestic Subsidiaries and (iii) Equity Interests of a Person that is not a Subsidiary to the extent (in the case of this clause (iii)) the grant by such Guarantor of a Lien in such Equity Interests is prohibited by (A) the terms of the organizational documents of such Person (except to the extent that an appropriate waiver or consent can be obtained after such Guarantor has used commercially reasonable efforts to obtain same or any such prohibition is rendered ineffective pursuant to the UCC) or (B) Applicable Law;

(j)    all Letter-of-Credit Rights;

(k)    all Supporting Obligations;

(l)    all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender;

(m)    all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)    all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

4.2    Lien on Deposit Accounts.

4.2.1    Deposit Accounts. To further secure the prompt payment and performance of its Guaranteed Obligations, each Guarantor hereby grants to Agent a continuing security interest in and Lien upon all amounts credited to any Deposit Account (other than any Excluded Account) of such Guarantor, including sums in any blocked, lockbox, sweep or collection account.

4.3    Other Collateral.

4.3.1    Commercial Tort Claims. Guarantor shall promptly notify Agent in writing if any Guarantor has a Commercial Tort Claim (other than a Commercial Tort Claim for less than $5,000,000), shall promptly amend Schedule 7.4.1 to the Loan Agreement to include such claim, and shall take such actions as Agent reasonably deems appropriate to subject such claim to a duly perfected, Lien in favor of Agent.

4.3.2    Certain After-Acquired Collateral. Guarantors shall promptly (a) notify Agent if a Guarantor obtains an interest in (i) any Deposit Account (other than an Excluded Account), (ii) any Chattel Paper, Document, or Letter-of-Credit Right that in each case has an aggregate fair market value in excess of $1,000,000, (iii) any Intellectual Property, or (iv) any Instrument or Investment Property for which, in each case, the face value is in excess of $500,000 individually or $1,000,000 in the aggregate, in each case of this clause (a), solely to the extent constituting Collateral, and (b) upon Agent’s written request, take such actions as Agent deems reasonably appropriate to effect its perfected Lien on such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Agent’s written request, Guarantors shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

4.4    Limitations. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Guarantors relating to any Collateral. In no event shall the grant of any Lien under any Loan Document secure an Excluded Swap Obligation of the granting Guarantor.

4.5    Further Assurances. Promptly upon request, Guarantors shall deliver such instruments and agreements, and shall take such actions, as Agent reasonably deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Guarantor authorizes Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Guarantor, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

4.6    Deposit Accounts. Schedule 8.5 to the Loan Agreement lists all Deposit Accounts maintained by Guarantors. With respect to each Deposit Account (other than any Excluded Account), each Guarantor shall use commercially reasonable efforts to establish Agent’s control of each such Deposit Account. Each Guarnator shall be the sole account holder of each Deposit Account (other than any Excluded Account) and shall not allow any Person (other than Agent and the depository bank) to have control over their Deposit Accounts or any Property deposited therein. Guarantors shall promptly notify Agent of any opening or closing of a Deposit Account (other than any Excluded Account) and, with the consent of Agent (which consent shall not be unreasonably withheld or delayed), will amend Schedule 8.5 to the Loan Agreement to reflect same.

4.7    General Provisions.

4.7.1    Location of Collateral. All tangible items of Collateral, other than (a) Inventory in transit, (b) Equipment being used by employees in the Ordinary Course of Business, (c) Equipment which is being refurbished or repaired in the Ordinary Course of Business, and (d) other Collateral having an aggregate value not exceeding $1,000,000, shall at all times be kept by Guarantors at the business locations set forth in Schedule 8.6.1 to the Loan Agreement, except that Guarantors may (a) make sales or other dispositions of Collateral in accordance with Section 6.2.5; and (b) move Collateral to another location in the United States or Singapore, upon 10 Business Days prior written notice to Agent.

4.7.2    Insurance. Each Guarantor shall maintain insurance with insurers that such Guarantors believes (in its business judgment) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance) as such Guarantor believes is reasonable and prudent in light of the size and nature of its business and against at least such risks (and with such risk retentions) as such Guarantor believes (in its business judgment) are reasonable and prudent in light of the size and nature of its business.

4.7.3    Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Guarantors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Guarantors’ sole risk.

4.7.4    Defense of Title. Each Guarantor shall, subject to its reasonable business judgement, defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

4.8    Power of Attorney. Each Guarantor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Guarantor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may (but shall have no obligation to), without notice and in either its or a Guarantor’s name, but at the cost and expense of Guarantors:

(a)    Endorse Guarantor’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)    Upon the occurrence and during the continuation of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Guarantor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Guarantor, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Guarantor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Guarantor is a beneficiary; (xii) after Agent shall have provided Guarantors prior written notice at least five Business Days prior thereto, exercise any voting or other rights under or with respect to any Investment Property; and (xiii) take all other actions as Agent deems appropriate to fulfill any Guarantor’s obligations hereunder.

SECTION 5.    REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1    General Representations and Warranties. To induce Agent and Lenders to enter into the Loan Documents and to make available the Revolver Commitments, Revolver Loans and Letters of Credit to Borrowers, on the dates and to the extent required pursuant to the terms of the Loan Agreement, each Guarantor, as an Obligor or to the extent applicable, as Parent, hereby makes each representation and warranty made in Section 9 of the Loan Agreement by the Obligors with respect to such Guarantor, as applicable. Such representations and warranties are incorporated herein by this reference as if fully set forth herein.

5.2    Covenants. Each Guarantor agrees and covenants that until Full Payment of the Guaranteed Obligations, such Guarantor will perform and observe all of the terms, covenants and agreements set forth in Section 10 of the Loan Agreement that the Obligors or to the extent applicable, Parent, has agreed to perform or observe, as applicable. Such terms, covenants and agreements are incorporated herein by this reference as if fully set forth herein.

SECTION 6.    EVENTS OF DEFAULT; REMEDIES ON DEFAULT

6.1    Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)    Any Guarantor fails to pay any amount owed hereunder when due and such failure continues unremedied for a period of three Business Days;

(b)    Any representation, warranty or other written statement of a Guarantor made hereunder is incorrect or misleading in any material respect when given; or

(c)    Subject to the Cure Right set forth in Section 11.3 of the Loan Agreement, any “Event of Default” occurs under the Loan Agreement.

6.2    Remedies upon Default. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)    declare any Guaranteed Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Guarantors to the fullest extent permitted by Applicable Law; and

(b)    exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Guarantors to assemble Collateral, at Guarantors’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Guarantor, Guarantors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Guarantor agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Guarantor’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Guaranteed Obligations.

6.3    License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Guarantors, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Guarantor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

6.4    Setoff. When an Event of Default has occurred and is continuing, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of a Guarantor against its Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such Debt. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

6.5    Remedies Cumulative; No Waiver.

6.5.1    Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Guarantors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

6.5.2    Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Guarantors under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Revolver Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by a Guarantor under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 7.    MISCELLANEOUS

7.1    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Guarantor shall have the right to assign its rights or delegate its obligations under this Agreement or any other Loan Document; and (b) any assignment by a Lender must be made in compliance with Section 13.3 of the Loan Agreement.

7.2    Amendments. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement shall be valid unless in writing signed by the Guarantors and Agent in accordance with Section 14.1 of the Loan Agreement and then only to the extent specifically set forth in such writing.

7.3    Indemnity. WITHOUT DUPLICATION OF THE OBLIGATIONS SET FORTH IN SECTION 14.2 OF THE LOAN AGREEMENT, EACH GUARANTOR SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY GUARANTORS OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE; PROVIDED THAT ANY SUCH INDEMNITY WITH RESPECT TO COSTS OF COUNSEL SHALL BE LIMITED TO THE REASONABLE AND DOCUMENTED OUT-OF-POCKET-FEES, CHARGES AND DISBURSEMENTS OF ANY ONE FIRM OF COUNSEL FOR ANY INDEMNITEE AND, IF NECESSARY, ONE LOCAL COUNSEL IN EACH APPROPRIATE JURISDICTION, IN EACH CASE FOR ALL INDEMNITEES AND IN THE CASE OF A CONFLICT BETWEEN

AGENT AND ANY LENDER, ONE ADDITIONAL COUNSEL REPRESENTING LENDERS. IN NO EVENT SHALL ANY GUARANTORS HAVE ANY OBLIGATION HEREUNDER TO INDEMNIFY OR HOLD HARMLESS AN INDEMNITEE WITH RESPECT TO A CLAIM THAT IS (A) DETERMINED IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (B) ARISES SOLELY FROM A DISPUTE AMONG INDEMNITEES WHICH DISPUTE IS UNRELATED TO ANY ACT OR OMISSION OF A GUARANTOR OR (C) RESULTS FROM A CLAIM BROUGHT BY ANY GUARANTORS AGAINST AN INDEMNITEE FOR A MATERIAL BREACH OF SUCH INDEMNITEE’S FUNDING OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT.

7.4    Notices and Communications.

7.4.1    Notice Address. Subject to Section 14.3.2 of the Loan Agreement, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Guarantor, at Borrower Agent’s address shown on the signature pages of the Loan Agreement, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment), or at such other address as a party may hereafter specify by notice in accordance with this Section 7.4.1. Each communication shall be effective only (a) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (b) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Guarantors.

7.4.2    Communications/Platform. Electronic and telephonic delivery of communications and delivery of Borrower Materials through the use of the Platform shall be governed by Section 14.3.2 and 14.3.3 of the Loan Agreement.

7.4.3    Public Information. Guarantors and Secured Parties acknowledge that “public” information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that Borrower Materials may include Guarantors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to a Guarantor’s securities.

7.4.4    Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Guarantor even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Guarantor shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Guarantor.

7.5    Performance of Guarantors’ Obligations. To the extent any Guarantor has failed to do so as required in the applicable Loan Document, Agent may, in its discretion at any time and from time to time (with, unless an Event of Default is continuing, reasonable prior notice to Borrower Agent), at Guarantors’ expense, pay any amount or do any act required of a Guarantor under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All reasonable and documented out-of-pocket payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Guarantors promptly following demand therefor, with interest from the date incurred until paid in full, at the Default Rate applicable to Floating Rate Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

7.6    Release of Guarantors and Liens.

7.6.1    Upon Full Payment of the Guaranties Obligations, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Guarantors. At the request and sole expense of any Guarantor following any such termination, Agent shall deliver to the Guarantors any Collateral held by Agent hereunder, and execute and deliver to the Guarantors such documents as the Guarantors shall reasonably request to evidence such termination.

7.6.2    If any of the Collateral shall be sold, transferred or otherwise disposed of by any Guarantor in a transaction permitted by the Loan Agreement (or with the consent of the Required Lenders or all of the Lenders, as applicable, in accordance with the Loan Agreement), then Agent, at the request and sole expense of such Guarantor, shall execute and deliver to such Guarantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral.

7.7    Credit Inquiries. Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Guarantors or Subsidiary.

7.8    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

7.9    Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

7.10    Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any signature, contract formation or record-keeping through electronic means shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by Agent, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.

7.11    Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

7.12    Certifications Regarding Indebtedness Agreements. Guarantors certify to the Agent, for the benefit of the Lenders, that neither the execution or performance by the Guarantors of the Loan Documents to which they are a party violates the Senior Notes Indentures nor any agreement, document, or instrument related thereto, respectively.

7.13    GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

7.14    Consent to Forum; Bail-In of EEA Financial Institutions.

7.14.1    Forum. EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN BORROUGH OF MANHATTAN OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR

NOTICES IN SECTION 7.4.1. Without prejudice to any other mode of service allowed under any relevant law, Amkor Singapore irrevocably appoints Corporation Services Company as its agent for service of process in relation to any proceeding before such court in connection with any Loan Document and agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

7.14.2    Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Guarantors in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by any party hereto of any judgment or order obtained in any forum or jurisdiction

7.14.3    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that, with respect to any Secured Party that is an EEA Financial Institution, any unsecured liability of such Secured Party arising under a Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liability which may be payable to it by such Secured Party; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent, or a bridge institution that may be issued to the party or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.

7.15    Waivers by Guarantors. To the fullest extent permitted by Applicable Law, each Guarantor waives (a) the right to trial by jury (which Agent, Issuing Bank, Lenders and all other Secured Parties hereby also waive) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Guarantor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against an Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto (and each Secured Party hereby waives any claim against any Guarantors on any theory of liability for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages)); and (g) notice of acceptance hereof. Each Guarantor acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Guarantors. Each Guarantor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

7.16    Patriot Act Notice. Agent hereby notify Guarantors that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Guarantor, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding any personal guarantor and may require information regarding Guarantors’ management and owners, such as legal name, address, social security number and date of birth. Guarantors shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may reasonably request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

7.17    NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

GUARANTORS:

AMKOR TECHNOLOGY, INC., a Delaware corporation

By:
Name:
Title:

Address for notices to all Guarantors: c/o Amkor Technology, Inc. 2045 E. Innovation Circle
Tempe, Arizona 85284 Attention: Treasurer

(AMKOR)

Signature Page

AGENT:

BANK OF AMERICA, N.A., as Agent

By:
Name:	Carin C. Julsgard
Title:	Senior Vice President

Address:
333 South Hope Street 19th Floor
Los Angeles, California 90071
Attn: Amkor Asset Based Specialist

(AMKOR)

Signature Page